                                                                    EXHIBIT 2(c)


                                     BYLAWS

                                       OF

                       PHOENIX MANAGEMENT ASSOCIATES, INC.

                      ARTICLE 1. MEETINGS OF SHAREHOLDERS.

      SECTION 1. ANNUAL MEETING. The annual shareholder meeting of this corporation will be held on the 10 day of JANUARY of each year or at such other time and place designated by the Board of Directors of the corporation provided that if said day falls on a Sunday or legal holiday, then the meeting will be held on the first business day thereafter. Business transacted at said meeting will include the election of directors of the corporation.

      SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders will be held when directed by the President, Board of Directors, or the holders of not less than 10 percent of all the shares entitled to vote at the meeting. A meeting requested by shareholders of the corporation will be called for a date not less than 10 nor more than 60 days after the request is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting will be issued by the Secretary, unless the President, Board of Directors, or shareholders requesting the meeting will designate another person to do so.



















                                      Page
                                       I

      SECTION 3. PLACE. Meetings of shareholders will be held at the principal place of business of the corporation or at such other place as is designated by the Board of Directors.

      SECTION 4. NOTICE. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose(s) for which said special meeting is called, will be delivered not less than 10 nor more than 60 days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice will be deemed to be delivered when deposited in the United States mail and addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

      SECTION 5. NOTICE OF ADJOURNED MEETING. When a meeting is adjourned to another time or place, it will not be necessary to give any notice of the adjourned meeting provided that the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At such an adjourned meeting any business may be transacted that might have been transacted on the original
































                                      Page
                                       II
date of the meeting. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting will be given on the new record date as provided in this Article to each shareholder of record entitled to vote at such meeting.

      SECTION 6. SHAREHOLDER QUORUM AND VOTING. Majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of shareholders.

      If a quorum, as herein defined, is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter thereof will be the act of the shareholders unless otherwise provided by law.

      SECTION 7. VOTING OF SHARES. Each outstanding share will be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

      SECTION 8. PROXIES. A shareholder may vote either in person or by proxy provided that any and all proxies are executed in writing by the shareholder or his duly authorized attorney-in-fact. No proxy will be valid after the duration of 11 months from the date thereof unless otherwise provided in the proxy.



















                                      Page
                                      III

      SECTION 9. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted by law, these bylaws, or the Articles of Incorporation of this corporation to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, provided that a written consent is filed setting forth the action so taken, and signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, as provided by law.


                              ARTICLE 11. DIRECTORS

      SECTION 1. FUNCTION. All corporate powers, business, and affairs will be exercised, managed and directed under the authority of the Board of Directors.

      SECTION 2. QUALIFICATION. Directors shall be residents of this state and shall be shareholders of this corporation.

      SECTION 3. COMPENSATION. The Board of Directors will have authority to fix the compensation for directors of this corporation.

      SECTION 4. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is










                                      Page
                                       IV
taken will be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

         SECTION 5. NUMBER. This corporation will have 3-5 directors.

         SECTION 5. ELECTION AND TERM. Each person named in the Articles of Incorporation as a member of the initial Board of Directors will hold office until his successor will have been qualified and elected at the first annual meeting of shareholders, or until said director's earlier resignation, removal from office or death.

         At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders will elect directors to hold office until the next annual meeting. Each director will hold office for a term for which he is elected until his successor will have been qualified and elected, his prior resignation, his removal from office or his death.

         SECTION 7. VACANCIES. Any vacancy occurring in the Board of Directors will be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy will hold office only until the next election of directors by the shareholders.

                                      Page
                                       V

         SECTION 8. REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

         SECTION 9. QUORUM AND VOTING. A majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present will be the act of the Board of Directors.

         SECTION 10. EXECUTIVE AND OTHER COMMITTEES. A resolution adopted by a majority of the Board of Directors, may designate from among its members an executive committee and/or other committee(s) which will have and may exercise all the authority of the Board of Directors to the extent provided in such resolution, except as is provided by law.

         SECTION 11. PLACE OF MEETING. Special or regular meetings of the Board of Directors will be held at the headquarters of the Corporation.

         SECTION 12. NOTICE, TIME AND CALL OF MEETINGS. Regular meetings of the Board of Directors will be held without





                                      Page
                                       VI
notice on January 10 of each year. Written notice of the time and place of special meetings of the Board of Directors will be given to each director by either personal delivery, telegram or cablegram at least 3 days before the meeting or by notice mailed to the director at least 5 days before the meeting.

         Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting will constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

         Neither the business to be transacted nor the purpose of, regular or special meetings of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting will be given to the directors who were



                                      Page
                                      VII
not present at the time of the adjournment.

         Meetings of the Board of Directors may be called by the chairman of the board, the president of the corporation or any two directors.

         Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         SECTION 13. ACTION WITHOUT A MEETING. Any action required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent will have the same effect as a unanimous vote.

                             ARTICLE III. OFFICERS

         SECTION 1. OFFICERS. The officers of this corporation will consist of a president, a vice president, a secretary and a treasurer, each of whom will be elected by the Board of Directors. Such other officers and assistant





                                      Page
                                      VIII
officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person.


        SECTION 2. DUTIES. The officers of this corporation will have the following duties:

        The President will be the chief executive officer of the corporation, who generally and actively manages the business and affairs of the corporation subject to the directions of the Board of Directors. He will preside at all meetings of the shareholders and Board of Directors.

         The Vice President will in the event of the absence or inability of the President to exercise his office become acting president of the organization with all the rights, privileges and powers as if he had been duly elected president.

         The Secretary will have custody of, and maintain all of the corporate records except the financial records. Furthermore, he will record the minutes of all meetings of the shareholders and Board of Directors, send all notices of meetings and perform such other duties as may be prescribed by the Board of Directors or the President.

         The Treasurer shall retain custody of all corporate funds and financial records, maintain full and accurate





                                      Page
                                       IX
accounts of receipts and disbursements and render accounts thereof at the annual meetings of shareholders and whenever else required by the Board of Directors or the President, and perform such other duties as may be prescribed by the Board of Directors or the President.

         SECTION 3. REMOVAL OF OFFICERS. An officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby.

         Any vacancy in any office may be filled by the Board of Directors.

                         ARTICLE IV. STOCK CERTIFICATES

         SECTION 1. ISSUANCE. Every holder of share(s) in this corporation will be entitled to have a certificate representing all share(s) to which he is holder. No certificate representing share(s) will be issued until such share(s) is/are fully paid.

         SECTION 2. FORM. Certificates representing share(s) in this corporation will be signed by the President or Vice President and the Secretary or an Assistant Secretary and will be sealed with the seal of this corporation.

         SECTION 3. TRANSFER OF STOCK. The corporation will register a stock certificate presented for transfer if the certificate is properly endorsed by the holder of









                                      Page
                                       X
record or by his duly authorized agent.

        SECTION 4. LOST, STOLEN, OR DESTROYED CERTIFICATES. If the shareholder will claim to have lost or destroyed a stock certificate representing shares issued and recorded by the corporation, a new certificate will be issued upon said shareholder presenting an affidavit claiming the certificate of stock to be lost, stolen or destroyed. At the discretion of the Board of Directors, said shareholder will deposit a bond or other indemnity in such amount and with such sureties, if any, as the board may require.


        ARTICLE V. BOOKS AND RECORDS.

        SECTION 1. BOOKS AND RECORDS. This corporation will keep accurate and complete books, records of account, and minutes of the proceedings of all meetings of shareholders, Board of Directors, committees of directors.

        This corporation will keep, at its registered office, principal place of business or office of its attorneys a record of all shareholders indicating the name, address and number of shares held by each registered shareholder.

        Any books, records and minutes may be in written form or in any other form capable of being converted into written form.




                                      Page
                                       XI

         SECTION 2. SHAREHOLDER'S INSPECTION RIGHTS. Any person who has been or presently is a holder of record of shares or of voting trust certificates at least six months immediately preceding his demand or for at least five percent of the outstanding shares of the corporation, upon written demand stating the purpose thereof, will have the right to examine and to make extracts in person or by agent or attorney, at any reasonable time(s), for any proper purpose, the corporation's relevant books, records of accounts, minutes and records of shareholders.

         SECTION 3. FINANCIAL INFORMATION. Not later than four months after the close of each fiscal year, this corporation will prepare a balance sheet showing the financial condition of the corporation at the close of the fiscal year, and a profit and loss statement showing the results of the operations of the corporation during the fiscal year.

         Upon the written request of any shareholder or holder of voting trust certificates for shares of the corporation, the corporation will mail to each shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

         The balance sheet and profit and loss statement will be filed in the registered office of the corporation in this state, will be kept for at least five years, and







                                      Page
                                      XII
will be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

        ARTICLE VI. DIVIDENDS.

        The Board of Directors of this corporation may, from time to time declare dividends on its shares in cash, property or its own shares, except when the corporation is insolvent or when the payment thereof would render the corporation insolvent, subject to the provisions of the Florida Statutes.

        ARTICLE VII. CORPORATE SEAL.

        The Board of Directors will provide a corporate seal which will be in circular form embossing in nature and stating "Corporate Seal", "Florida", year of incorporation and name of said corporation.

        ARTICLE VIII. AMENDMENT.

        These bylaws may be altered, amended or repealed, and altered, amended or new bylaws may be adopted by a requisite number of the directors of this Corporation.




                                      Page
                                      XIII

        ARTICLE IX. CORPORATE INDEMNIFICATION PLAN

        The corporation shall indemnify any person:

        (1) Who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against such costs and expenses, and to the extent and in the manner provided in Florida Statute 607.014;

        (2) Who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another



                                      Page
                                      XIV
corporation, partnership, joint venture, trust, or other enterprise against such costs and expenses, and to the extent and in the manner provided in Florida Statute 607.014.

        The extent, amount, and eligibility for the indemnification provided herein will be made by the Board of Directors. Said determinations will be made by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding or by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit, or proceeding.


        The corporation will have the power to make further indemnification as provided in Florida Statute 607.014(6) except to indemnify any person against gross negligence or willful misconduct.

        The corporation is further authorized to purchase and maintain insurance for indemnification of any person as provided herein and to the extent provided in Florida Statutes 607.014(8) and 607.014(9).



                                      Page
                                       XV

        AMENDMENT TO BY-LAWS OF AMERICA'S SENIOR FINANCIAL SERVICES, INC., A FLORIDA CORPORATION


        The foregoing amendment to the by-laws of the Corporation is hereby adopted as of the 29th day of January, 1998:

        1. Term of Directors:

        Article II, Section 6 is hereby amended by providing as follows:

        a. The directors of the Corporation shall be divided into three (3) classes, the term of office of those of the first class to expire at the annual meeting next ensuing; the second class 1 year thereafter; and the third class 2 years thereafter; and at each annual election held after such classification and election, directors shall be chosen or a full term, as the case may be, to succeed those whose terms expire. Any increase or decrease in the number of directors shall be so apportioned among the classes to make all classes as nearly equal in number as possible. Presently, the classes of directors shall be as follows:

        First class: Michael Shelley

        Second class: Thomas G. Sherman (1 year after next annual meeting).

        Third class: Nelson Locke and Cheri Locke (2 years after next annual meeting).

        This amendment was adopted by a majority of the shareholders of the Corporation this 29 day of January, 1998.



                                    /s/ Cheryl D. Locke
                                    -------------------------------
                                    Secretary

       AMENDMENT TO BY-LAWS OF AMERICAN SENIOR'S FINANCIAL SERVICES, INC.


         The following provisions shall constitute an Amendment to the By-Laws of American Senior's Financial Services, Inc., (hereinafter the Company). In the event of a conflict between the provisions of this Addendum and the provisions of the By-Laws as originally adopted, the provisions of this Addendum shall control.

         1. Article I, Section 1, is hereby amended to provide that annual meetings of the Corporation shall be held on the 15th day of March of each year or at such other time and place designated by the Board of Directors of the Corporation.

         2. Article I, Section 4, is hereby amended to provide that notices of special meetings may be delivered personally, by first class mail, E-mail or by facsimile.

         3. Article II, Section 5, is amended to provide that the Corporation shall have no less than five (5) but no more than nine (9) directors.

         4. Article II, Section 11, is hereby amended to provide that a Special or regular meetings of the Board of Directors will be held at the headquarters of the Corporation or at such other location as designated by the Chairman of the Board of Directors.

         5. Article II, Section 12, is hereby amended to provide that regular meeting of the Board of Directors will be held without notice on March 15, of each year. Written notice of the time and place of special meetings of the Board of Directors will be given to each director by either personal, delivery, telegram, cablegram, E-mail or facsimile at least 3 days before the meeting or by notice mailed to the director at least 5 days before the meeting.

         6. Article II, Section 13 is hereby amended as follows:

         Any action required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors, or a committee thereof, may be taken without a meeting if a consent in writing, (either in letter form, E-mail or facsimile), setting forth the action so to be taken, signed by a majority of the Board of Directors so long as one of the case may be, is filed in the minutes of the proceedings of the Board or of the committee.

         In all other respects the By-Laws shall remain the same.

         Dated this 17th day of December, 1998.


                                    /s/ Cheryl D. Locke
                                    ---------------------------------
                                    SECRETARY